Exhibit 99.1

STANDARD FORM TR-1

VOTING RIGHTS ATTACHED TO SHARES – ARTICLE 12(1) OF DIRECTIVE 2004/109/EC

FINANCIAL INSTRUMENTS – ARTICLE 11(3) OF THE COMMISSION DIRECTIVE 2007/14/ECi

1. Identity of the issuer or the underlying issuer of existing shares to which voting rights are attached ii:

FLUTTER ENTERTAINMENT PLC

2. Reason for the notification (please tick the appropriate box or boxes):

☒	an acquisition or disposal of voting rights

☐	an acquisition or disposal of financial instruments which may result in the acquisition of shares already issued to which voting rights are attached

☐	an event changing the breakdown of voting rights

3. Full name of person(s) subject to the notification obligationiii:

BlackRock, Inc.

4. Full name of shareholder(s) (if different from 3.)iv:

See Section 9

5. Date of the transaction and date on which the threshold is crossed or reachedv: 27/06/2025

6. Date on which issuer notified: 30/06/2025

7. Threshold(s) that is/are crossed or reached:

Holdings for BlackRock, Inc. have gone above 5%.

8. Notified details:

A) Voting rights attached to shares

Class/type of shares (if possible using the ISIN CODE)	Situation previous to the Triggering transaction vi		Resulting situation after the triggering transactionviiviii
	Number of Sharesix	Number of Voting rights[x]	Number of sharesxi	Number of voting rightsxii		% of voting rights
			Direct	Directxiii	Indirectxiv	Direct	Indirect
IE00BWT6H894	N/A	6,980,705	N/A	N/A	9,464,392	N/A	5.35%

SUBTOTAL A (based on aggregate voting rights)				9,464,392		5.35%

B) Financial Instruments

Resulting situation after the triggering transactionxv

Type of financial instrument	Expiration Datexvi	Exercise/Conversion Period/ Datexvii	Number of voting rights that may be acquired if the instrument is exercised/ converted	% of voting rights
SUBTOTAL B (in relation to all expiration dates)

Total (A+B)	number of voting rights	% of voting rights
9,464,392	9,464,392	5.35%

9. Chain of controlled undertakings through which the voting rights and/or the financial instruments are effectively held, if applicablexviii:

Each of the following entities, which are wholly owned subsidiaries of BlackRock, Inc., hold the following interests in voting rights in their capacity as Investment Manager on behalf of clients:

Investment Manager	Voting Rights	%
BlackRock Institutional Trust Company, National Association	3,800,681	2.15%
BlackRock Fund Advisors	3,158,107	1.78%
BlackRock Advisors (UK) Limited	834,571	0.47%
BlackRock Advisors, LLC	489,931	0.27%
BlackRock Japan Co., Ltd.	343,060	0.19%
BlackRock Investment Management (UK) Limited	334,087	0.18%
BlackRock Investment Management, LLC	146,883	0.08%
BlackRock Asset Management Canada Limited	135,686	0.07%
BlackRock (Singapore) Limited	108,374	0.06%
BlackRock Investment Management (Australia) Limited	64,208	0.03%
Aperio Group, LLC	27,753	0.01%
BlackRock Financial Management, Inc.	16,698	0.00%
BlackRock Asset Management North Asia Limited	4,353	0.00%

10. In case of proxy voting: [name of the proxy holder] will cease to hold [number] voting rights as of [date].

11. Additional information:

Done at 12 Throgmorton Avenue, London, EC2N 2DL, U.K. on 30 June 2025